Exhibit 23(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-54064, 33-54066, 33-54096, 33-57746, 333-130167, 33-86654, 33-20801, 333-53487, 333-64714, 333-89071, 333-104412, 333-130162, 333-105930, 333-135683, 333-159908, and 333-159909 and Post-Effective Amendment No. 1 to Registration Statement No. 33-57748 and Post-Effective Amendment No. 1 to Registration Statement No. 333-53485 on Form S-8 of our reports dated April 27, 2012, relating to the financial statements and financial statement schedule of Layne Christensen Company and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph related to the change in presentation of comprehensive income), and the effectiveness of Layne Christensen Company and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Layne Christensen Company and subsidiaries for the year ended January 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 27, 2012